Certification

In connection with the Quarterly Report on Form 10-K of Clenergen Corporation (the “Company”) for the year ended October 31, 2009 (the “Form 10-K”), I, Mike Starkie, the acting chief financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2010	/s Mike Starkie Mike Starkie